FORM 55-102F6

INSIDER REPORT

(See instructions on the back of this report)

Notice – Collection and Use of Personal Information: The personal information required under this form is collected on behalf of and used by the securities regulatory authorities set out below for purposes of the administration and enforcement of certain provisions of the securities legislation in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, Nova Scotia and Newfoundland. Some of the required information will be made public pursuant to the securities legislation in each of the jurisdictions indicated above. Other required information will remain confidential and will not be disclosed to any person or company except to any of the securities regulatory authorities or their authorized representatives If you have any questions about the collection and use of this information, you may contact the securities regulatory  authority in any jurisdiction(s) in which the required information is filed, at the address(es) or telephone number(s) set out on the back of this report.

BOX 1.   NAME OF THE REPORTING ISSUER  (BLOCK LETTERS)

MICROMEM TECHNOLOGIES INC.

BOX 2. INSIDER DATA

RELATIONSHIP (S) TO REPORTING
ISSUER				DD	MM	YY

5	4		DATE OF LAST
			REPORT FILED	28	8	2002
CHANGE IN			OR
RELATIONSHIP			IF INITIAL REPORT,
FROM LAST	YES	NO		DD	MM	YY
REPORT			DATE ON WHICH
YOU BECAME AN
INSIDER

BOX 3.		NAME, ADDRESS AND TELEPHONE NUMBER OF THE INSIDER (BLOCK LETTERS)

FAMILY NAME OR CORPORATE NAME
FUDA
GIVEN NAMES
SALVATORE
NO.			STREET			APT
1910-777			BAY STREET
CITY
TORONTO
PROV					POSTAL CODE

ON					M5G	2C8
BUSINESS TELEPHONE NUMBER
416-		364-6513		CHANGE IN NAME,
ADDRESS OR
BUSINESS FAX NUMBER
TELEPHONE NUMBER
				FROM LAST REPORT	YES		NO
416	-	360-4034

BOX 4. JURISDICTION(S) WHERE THE
ISSUER IS A REPORTING ISSUER
OR THE EQUIVALENT

ALBERTA	ONTARIO
BRITISH COLUMBIA	QUÉBEC
MANITOBA	SASKATCHEWAN
NEWFOUNDLAND
NOVA SCOTIA

BOX 5. INSIDER HOLDINGS AND CHANGES (IF INITIAL REPORT, COMPLETE SECTIONS AND ONLY. SEE ALSO INSTRUCTIONS TO BOX 5)

A	B					C				D	E	F
TRANSACTIONS
											DIRECT /	IDENTIFY THE REGISTERED
DESIGNATION OF CLASS OF	BALANCE OF									PRESENT	INDIRECT	HOLDER WHERE OWNERSHIP
SECURITIES	CLASS OF		DATE							BALANCE OF	OWNDERSHIP /	IS INDIRECT OR WHERE
	SECURITIES ON	DD	MM	YY	NATURE	NUMBER/VALUE	NUMBER/VALUE	UNIT PRICE /	$ US	CLASS OF	CONTROL OR	CONTROL OR DIRECTION IS
	LAST REPORT					ACQUIRED	DISPOSED OF	EXERCISE PRICE		SECURITIES HELD	DIRECTION	EXERCISED

OPTIONS COMMON SHARES COMMON SHARES COMMON SHARES COMMON SHARES COMMON SHARES	1,250,000 765,589 1,429,275 765,589 0 663,686	28 18 18 18 18 18	06 12 12 12 12 12	2002 02 02 02 02 02	52 11 11 11 11 11	663,686 663,686 765,589	2,50,000 663,686 765,589	7.06 0.40 0.10 0.07 0.10 0.07	X X X X X X	1,000,000 1,429,275 765,589 0 663,686 1,429,275	1 1 1 1 2 2	275311 Ontario Inc. 275311 Ontario Inc.

BOX 6. REMARKS

The undersigned certifies that the information given in this report is true and complete in every respect. It is an offence to submit information that, in a material respect and at the time and in the light of the circumstances in which it is submitted, is misleading or untrue.

BOX 7. SIGNATURE

NAME (BLOCK LETTERS)	SIGNATURE		DD	MM	YY
SALVATOR FUDA	"signed"	DATE OF THIS REPORT	19	12	2002

ATTACHMENT	YES	NO

This form is used as a uniform report for the insider reporting requirements under all provincial securities Acts. The terminology used is generic to accommodate the various Acts.

CORRESPONDENCE	ENGLISH	FRENCH

KEEP A COPY FOR YOUR FILE

B